Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-113848, No. 333-07785, No. 333-65452, and No.
333-92403), Form S-3 (No. 333-45294 and No. 333-88540) and Form S-1
(No.333-89958) of A.D.A.M., Inc. and of our report dated March 25, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-KSB.


/s/PricewaterhouseCoopers LLP
Atlanta, Georgia
March 26, 2004